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                                                                    EXHIBIT 10.9


                                December 3, 1997



Gibraltar Financial Corporation
60 Revere Drive
Suite 840
Northbrook, IL 60062

Gentlemen:

In consideration of Gibraltar Financial Corporation (Gibraltar) entering into a Revolving Accounts Receivable Funding Agreement with Hippo, Inc. (Debtor), and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby subordinates to Gibraltar any and all right, title and interest the undersigned may have in the following assets of Debtor (the Collateral):

All Debtor's existing or hereafter arising a) Accounts, b) accounts receivable,
c) inventory, d) insofar as they pertain to the sale of goods or services in the ordinary course of business, chattel paper and contract rights, e) and all books, records, (computerized or manual), computer disks and software in connection with all the foregoing, and f) all proceeds and products of the foregoing including but not limited to insurance proceeds, and lock box proceeds. The subordination specifically includes, without limitation, Seller's rights to any returned personal property from Account Debtors and also shall include all rights of replevin, reclamation, and stoppage in transit.

The subordination and priorities established by this Agreement shall prevail irrespective of the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens held by Gibraltar and the undersigned.

The undersigned agrees to execute, upon request, the appropriate UCC forms to effect the foregoing.

Sincerely,

X /s/ Stanley Berger
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Stanley Berger


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